Exhibit 99.1

Intermolecular Announces Full Year and Fourth Quarter 2014 Results

SAN JOSE, Calif., February 12, 2015 -- Intermolecular, Inc. (NASDAQ: IMI)-accelerating research and development (R&D) for semiconductor and clean energy industries-today announced results for its full year and fourth quarter ended December 31, 2014.

Full Year 2014 Results
For the year ended December 31, 2014, revenue was $47.7 million compared to revenue of $67.4 million in 2013. Net loss for 2014 was $(21.8) million, or $(0.47) per share, compared with a net loss of $(8.8) million, or $(0.20) per share, for 2013.
Intermolecular reports revenue, cost of revenue, gross margin, operating income (loss), net income (loss) and earnings (loss) per share in accordance with U.S. generally accepted accounting principles (GAAP) and additionally on a non-GAAP basis. A reconciliation of the non-GAAP financial measures with the most directly comparable GAAP measures, as well as a description of the items excluded from the non-GAAP measures, is included in the financial statements portion of this press release.
Non-GAAP net loss for the year ended December 31, 2014 was $(14.4) million, or $(0.31) per share. This compared with non-GAAP net loss of $(3.3) million, or $(0.07) per share, for 2013.
“I believe the fundamentals of our business are solid. Our customers acknowledge the value of our services and intellectual property, which they intend to incorporate into their products. We are in the process of revitalizing our business by expanding our product offerings and customer base. It is early, but initial customer feedback is positive and we expect to be able to grow our revenues profitably within the next 18 months and establish a foundation for long-term success,” stated Bruce McWilliams, President and CEO of Intermolecular.

Fourth Quarter 2014 Results
Revenue for the fourth quarter of 2014 was $11.0 million, compared to $15.6 million in the same period a year ago. CDP and services revenue was $7.1 million for the quarter, compared to $10.9 million in the prior year. Licensing and royalty revenue was $3.8 million, compared to $3.9 million in the prior year. Product revenue in the fourth quarter of 2014 was $0.1 million, compared to $0.9 million in the same period a year ago.
As reported under GAAP, the Company reported a net loss of $(6.1) million, or $(0.13) per share, for the fourth quarter of 2014, compared to net loss of $(4.4) million, or $(0.10) per share, for the fourth quarter of 2013.
Non-GAAP net loss for the fourth quarter of 2014 was $(4.6) million, or $(0.10) per share. This compared with a non-GAAP net loss of $(3.0) million, or $(0.07) per share, for the fourth quarter of 2013.
The Company ended 2014 with total backlog of $39.5 million, of which approximately $25.5 million is expected to be recognized as revenue in 2015.

Outlook for First Quarter 2015
The following statements are based on current expectations for the first quarter of 2015. The Company does not plan to update, nor does it undertake any obligation to update, this outlook in the future.

•	Intermolecular projects revenue in the range of $9.0 to $10.0 million. This revenue projection includes approximately $8.4 million from reported backlog as of December 31, 2014.

•
Non-GAAP net loss, which excludes stock-based compensation expense, is projected between $(6.5) million and $(5.5) million, or between $(0.14) to $(0.12) per share, on approximately 48 million shares outstanding.

Conference Call Today
Intermolecular will hold a conference call at 5:00 p.m. Eastern Time/2:00 p.m. Pacific Time today with Bruce McWilliams, President and Chief Executive Officer, and Rick Neely, Chief Financial Officer, to discuss the business.

The call can be accessed by dialing (877) 251-1860; international callers should dial (224) 357-2386. Please dial-in ten minutes prior to the scheduled conference call time. A live and archived webcast (audio only) of the call will be available on Intermolecular's Website at http://ir.intermolecular.com for up to 30 days after the call.

About Intermolecular, Inc.
Intermolecular® provides thin film solutions to advanced technological problems using its proprietary approach to accelerate research and development. The approach consists of its proprietary High Productivity Combinatorial (HPC™) platform, application-specific workflows and its multi-disciplinary team. By collaborating with its customers, Intermolecular develops proprietary technology and intellectual property for its customers focused on advanced materials, processes, integration and device architectures. Founded in 2004, Intermolecular is based in San Jose, California. “Intermolecular” and the Intermolecular logo are registered trademarks; and “HPC” is a trademark of Intermolecular, Inc.; all rights reserved. Learn more at www.intermolecular.com.

Forward-Looking Statements
Statements made in this press release and the earnings call referencing the press release that are not statements of historical fact are forward-looking statements. Forward-looking statements are subject to the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements relate to, but are not limited to, recent efforts to expand our product offerings to a broader customer base, including on our ability to realize cost savings as well as make the necessary investments in new technology capabilities; the effects of our engagement with our key markets and customers and our focus on customers that are semiconductor companies; our ability to productize our workflows with existing and future customers; our ability to serve a variety of customers in the fragmented clean energy markets; expectations regarding our future revenue, cash flow and GAAP and non-GAAP net income or loss; our backlog and our expectations that it will convert to revenue; the ability of our business model to generate long-term shareholder returns; the extent to which the IP we have generated will generate revenue in the future, whether through royalties or sale of such assets; the extent to which technology developed in collaboration with our customers will continue to remain on the critical path and have significant value for such customers and us as well as the industry as a whole; the strength of our intellectual property and patent portfolio; expectations of customers with respect to their business and technology in the first quarter of 2015 and beyond, including but not limited to implementation of their technology roadmaps (including timing), performance relative to the competitors in their respective fields, and successful volume manufacturing and commercialization of products that incorporate our technology; the scalability of our financial model and future earnings leverage; and anticipated growth in our current markets through expansion of existing customer CDPs and the entry into CDPs and other engagements with new customers and sale of our assets. Forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from expectations, including but not limited to: our ability to execute on our strategy, prove our business model and remain technologically competitive in rapidly evolving industry conditions; commercial acceptance of our HPC platform and methodology as effective R&D tools; our ability to achieve and sustain profitability; the ability of our customers to achieve their announced product roadmaps in a timely manner; the extent to which we are able to successfully extend and expand relationships with existing customers; our ability to manage the growth of our business; the rapid technology changes and volatility in the semiconductor industry; the early stage of development of the clean energy industry; our potential need for future capital to finance our operations; and other risks described in our 2013 Form 10-K and our quarterly reports on Form 10-Q, each as filed with the SEC and available at www.sec.gov, particularly in the sections titled "Risk Factors." Forward-looking statements speak only as of the date the statements are made and are based on information available to us at the time those statements are made and/or management's good faith belief as of that time with respect to future events. We assume no obligation to update forward-looking statements to reflect actual performance or results, changes in assumptions or changes in other factors affecting forward-looking information, except to the extent required by applicable securities laws. Accordingly, investors should not place undue reliance on any forward-looking statements.

Intermolecular, Inc.
Condensed Consolidated Statements of Operations
(In thousands, except per share amounts, Unaudited)

	Three Months Ended December 31,		Years Ended December 31,
	2014	2013	2014	2013
Revenue:
Collaborative development program and services revenue	$7,090	$10,886	$30,540	$45,744
Product revenue	84	874	84	6,726
Licensing and royalty revenue	3,827	3,857	17,071	14,936
Total revenue	11,001	15,617	47,695	67,406
Cost of revenue	6,280	8,438	24,651	32,485
Gross profit	4,721	7,179	23,044	34,921

Operating expenses:
Research and development	6,129	6,775	24,320	24,502
Sales and marketing	1,422	1,716	5,770	6,475
General and administrative	3,092	2,931	12,636	11,973
Restructuring charges	—	—	1,361	—
Total operating expenses	10,643	11,422	44,087	42,950

Operating loss	(5,922)	(4,243)	(21,043)	(8,029)
Interest expense, net	(150)	(181)	(682)	(830)
Other (expense) income, net	(16)	(9)	(29)	57
Loss before (benefit) provision for income taxes	(6,088)	(4,433)	(21,754)	(8,802)
Income tax (benefit) provision	—	(15)	7	17
Net loss	$(6,088)	$(4,418)	$(21,761)	$(8,819)

Basic and diluted net loss per common share	$(0.13)	$(0.10)	$(0.47)	$(0.20)

Shares used in basic and diluted net loss per common share	46,906	45,850	46,718	44,958

Intermolecular, Inc.
Condensed Consolidated Balance Sheets
(In thousands, Unaudited)

	As of December 31,	As of December 31,
	2014	2013
ASSETS
Current assets:
Cash and cash equivalents	$21,765	$72,083
Marketable securities	43,304	—
Total cash, cash equivalents and marketable securities	65,069	72,083
Accounts receivable, net	5,321	7,022
Inventory, current portion	34	—
Prepaid expenses and other current assets	1,784	2,247
Total current assets	72,208	81,352

Inventory, net of current portion	5,894	6,510
Property and equipment, net	19,106	28,485
Intangible assets, net	7,941	7,855
Other assets	288	280
Total assets	$105,437	$124,482

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$862	$2,157
Accrued compensation and employee benefits	1,628	3,655
Deferred revenue	3,540	2,472
Accrued liabilities	2,101	3,672
Note payable	2,000	2,000
Total current liabilities	10,131	13,956

Note payable, net of current portion	21,000	23,000
Deferred revenue, net of current portion	1,103	830
Other long-term liabilities	2,938	1,844
Total liabilities	35,172	39,630

Stockholders’ equity:
Common stock	48	46
Additional paid-in capital	202,139	194,930
Accumulated other comprehensive loss	(37)	—
Accumulated deficit	(131,885)	(110,124)
Total stockholders’ equity	70,265	84,852
Total liabilities and stockholders’ equity	$105,437	$124,482

Intermolecular, Inc.
Condensed Consolidated Statements of Cash Flows
(In thousands, Unaudited)

	Years Ended December 31,
	2014	2013
Cash flows from operating activities:
Net loss	$(21,761)	$(8,819)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Depreciation and amortization	10,948	9,396
Stock-based compensation	6,021	5,483
Impairment of long-lived assets	629	—
Loss on disposal of property and equipment	—	9
Changes in operating assets and liabilities:
Prepaid expenses and other assets	94	(958)
Inventory	1,581	(1,326)
Accounts receivable	1,701	1,308
Accounts payable	(635)	747
Accrued and other liabilities	(1,769)	1,767
Deferred revenue	1,341	172
Net cash (used in) provided by operating activities	(1,850)	7,779
Cash flows from investing activities:
Purchase of short-term investments	(48,451)	(1,001)
Redemption of short-term investments	4,802	1,001
Purchase of property and equipment	(2,815)	(13,534)
Capitalized intangible assets	(1,194)	(1,585)
Net cash used in investing activities	(47,658)	(15,119)
Cash flows from financing activities:
Proceeds from debt	—	25,000
Payment of debt	(2,000)	(26,514)
Proceeds from exercise of common stock options	1,190	2,654
Net cash (used in) provided by financing activities	(810)	1,140
Net decrease in cash and cash equivalents	(50,318)	(6,200)
Cash and cash equivalents at beginning of period	72,083	78,283
Cash and cash equivalents at end of period	$21,765	$72,083

Non-GAAP Financial Measures
To supplement the financial data presented on a GAAP basis, we also disclose certain non-GAAP financial measures, which exclude the effect of stock-based compensation and restructuring related charges. These non-GAAP financial measures are not prepared in accordance with GAAP, do not serve as an alternative to GAAP and may be calculated differently than non-GAAP financial information disclosed by other companies. These results should only be used to evaluate our results of operations in conjunction with the corresponding GAAP measures. We believe that our non-GAAP financial information provides useful information to management and investors regarding financial and business trends relating to our financial condition and results of operations because the non-GAAP measures exclude charges that management considers to be outside of Intermolecular's core operating results. We believe that the non-GAAP measures of revenue, cost of net revenue, gross profit, gross margin, operating (loss) income, net (loss) income, earnings per share and net (loss) income per share, viewed in combination with our financial results calculated in accordance with GAAP, provide investors with additional perspective and a more meaningful understanding of our ongoing operating performance. In addition, management uses these non-GAAP measures to review and assess financial performance, to determine executive officer incentive compensation and to plan and forecast performance in future periods.

Intermolecular, Inc.
Reconciliation of GAAP to Non-GAAP Financial Measures
(In thousands, except per share amounts and percentages, Unaudited)

	Three Months Ended December 31,		Years Ended December 31,
	2014	2013	2014	2013
GAAP cost of net revenue	$6,280	$8,438	$24,651	$32,485
Stock-based compensation expense (a)	(360)	(302)	(1,315)	(1,453)
Non-GAAP cost of net revenue	$5,920	$8,136	$23,336	$31,032

GAAP gross profit	$4,721	$7,179	$23,044	$34,921
Stock-based compensation expense (a)	360	302	1,315	1,453
Non-GAAP gross profit	$5,081	$7,481	$24,359	$36,374

As a percentage of net revenue:
GAAP gross margin	42.9%	46.0%	48.3%	51.8%
Non-GAAP gross margin	46.2%	47.9%	51.1%	54.0%

GAAP operating loss	$(5,922)	$(4,243)	$(21,043)	$(8,029)
Stock-based compensation expense (a):
- Cost of net revenue	360	302	1,315	1,453
- Research and development	358	332	1,234	1,301
- Sales and marketing	398	316	1,470	1,175
- General and administrative	376	445	2,002	1,554
Restructuring charges (b)	—	—	1,361	—
Non-GAAP operating loss	$(4,430)	$(2,848)	$(13,661)	$(2,546)

GAAP net loss	$(6,088)	$(4,418)	$(21,761)	$(8,819)
Stock-based compensation expense (a)	1,492	1,395	6,021	5,483
Restructuring charges (b)	—	—	1,361	—
Non-GAAP net loss	$(4,596)	$(3,023)	$(14,379)	$(3,336)

Shares used in computing Non-GAAP basic and diluted earnings per share	46,906	45,850	46,718	44,958

Non-GAAP earnings per share:
Basic and diluted net loss per common share	$(0.10)	$(0.07)	$(0.31)	$(0.07)

(a) Stock-based compensation reflects expense recorded relating to stock-based awards. The Company excludes this item when it evaluates the continuing operational performance of the Company, as management believes this GAAP measure is not indicative of its core operating performance.

(b) Restructuring charges incurred in connection with an 18% reduction in headcount announced on February 6, 2014 and a 10% reduction in headcount announced on May 7, 2014, primarily comprised of employee severance and benefit costs.

CONTACT:

Rick Neely
Intermolecular, Inc.
Sr. Vice President and Chief Financial Officer
rick.neely@intermolecular.com
+1.408.582.5430